UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2004

The Spectranetics Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

96 Talamine Court	80907-5186
Colorado Springs, Colorado
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (719)633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (d) On December 17, 2004, The Spectranetics Corporation announced that the Board of Directors of Spectranetics appointed Dr. Craig Walker to the Board. There are no arrangements or understandings between Dr. Walker and any other person pursuant to which he was selected as a Director of Spectranetics. The committees of the Board of Directors on which Dr. Walker will serve have not yet been determined.

     Since January 1, 2003, Spectranetics and Dr. Walker have had a consulting arrangement pursuant to which Dr. Walker has been paid a quarterly consulting fee for his training of physicians in the use and application of Spectranetics excimer laser technology and a per day honorarium for training services provided beyond the scope of the consulting arrangement. In 2003, Dr. Walker was paid an aggregate of $59,500 for his services, and he has been paid an aggregate of $102,000 in 2004 for those services.

     A copy of the press release announcing Dr. Walker’s appointment is attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

     (c) Exhibits

     99.1 Press release issued by The Spectranetics Corporation on December 17, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
Date: December 21, 2004	By:	/s/ GUY A. CHILDS
Guy A. Childs
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release issued by The Spectranetics Corporation on December 17, 2004